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                                  [LETTERHEAD]


                           OFFER TO PURCHASE FOR CASH

      UP TO 45,000 SHARES OF 12.75% CUMULATIVE EXCHANGEABLE PREFERRED STOCK
                                       OF
                        GRANITE BROADCASTING CORPORATION
                                       AT
                     A PURCHASE PRICE NOT GREATER THAN $670
                                       NOR
                            LESS THAN $590 PER SHARE
                                       BY
                        GRANITE BROADCASTING CORPORATION

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 THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
      TIME, ON MONDAY, JUNE 17, 2002, UNLESS THE TENDER OFFER IS EXTENDED.
 ------------------------------------------------------------------------------

                                                                    May 17, 2002


To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:


     Granite Broadcasting Corporation, a Delaware corporation ("Granite Broadcasting"), has appointed us to act as the dealer manager in connection with its offer to purchase for cash up to 45,000 shares of its 12.75% Cumulative Exchangeable Preferred Stock, par value $.01 per share (the "Shares"), at prices, net to the seller in cash, without interest, not greater than $670 nor less than $590 per Share, specified by its stockholders, upon the terms and subject to the conditions set forth in its offer to purchase, dated May 17, 2002 (the "Offer to Purchase"), and in the related letter of transmittal (the "Letter of Transmittal") which, as may be amended and supplemented from time to time, together constitute the tender offer (the "Offer").

     Granite Broadcasting will, upon the terms and subject to the conditions of the Offer, determine a single per Share price, not greater than $670 nor less than $590 per Share (the "Purchase Price"), that it will pay for Shares properly tendered and not properly withdrawn under the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. Granite Broadcasting will select the lowest Purchase Price that will allow it to purchase 45,000 Shares, or such fewer number of Shares as are properly tendered and not properly withdrawn at prices not greater than $670 nor less than $590 per Share, under the Offer. All Shares properly tendered before the "expiration date" (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased by Granite Broadcasting at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the odd lot and proration provisions thereof. See Section 1 of the Offer to Purchase. Granite Broadcasting will not pay, and


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tendering stockholders will not receive, any accrued and unpaid dividends on shares that Granite Broadcasting accepts for payment. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned at Granite Broadcasting's expense to the stockholders who tendered such Shares as promptly as practicable after the expiration date. Granite Broadcasting reserves the right, in its sole discretion, to purchase more than 45,000 Shares under the Offer, subject to applicable law.

     If, on or prior to the expiration date, more than 45,000 Shares, or such greater number of Shares as Granite Broadcasting may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn, Granite Broadcasting will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from "odd lot holders" (as defined in Section 1 of the Offer to Purchase) whose Shares are properly tendered at or below the Purchase Price and not properly withdrawn and then on a pro rata basis from all other stockholders whose Shares are properly tendered at or below the Purchase Price and not properly withdrawn.

     The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to other conditions. See Section 6 of the Offer to Purchase.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1. Offer to Purchase, dated May 17, 2002;

         2. Letter to clients that you may send to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

         3. Letter of Transmittal for your use and for the information of your clients (together with accompanying instructions and Substitute Form W-9);

         4. Notice of Guaranteed Delivery to be used to accept the Offer if the Share certificates and all other required documents cannot be delivered to the depositary before the expiration date or if the procedure for book-entry transfer cannot be completed before the expiration date;

         5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6. Return envelope addressed to the depositary.

     Terms used and not defined herein shall have the meanings ascribed to them in the Offer.

     We urge you to contact your clients as promptly as possible to obtain their instructions. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on Monday, June 17, 2002, unless the Offer is extended. Tendered Shares may be withdrawn at any time prior to the applicable expiration date.

     No fees or commissions will be payable to brokers, dealers, commercial banks, trust companies or any person for soliciting tenders of Shares under the Offer other than fees paid to the dealer manager and the information agent, as described in the Offer to Purchase. Granite Broadcasting will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of Shares held by you as a nominee or in a fiduciary capacity. Granite Broadcasting will pay or cause to be paid any stock transfer taxes applicable to its purchase of Shares, except as otherwise provided in the Offer to Purchase and Letter of Transmittal.

     In order to take advantage of the Offer, a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees and any other required documents, should be sent to the depositary with either a certificate or certificates representing the tendered Shares or


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confirmation of their book-entry transfer, all in accordance with the instructions set forth in the Offer to Purchase and Letter of Transmittal.

     Holders of Shares whose certificate(s) for such Shares are not immediately available, holders who cannot deliver such certificate(s) and all other required documents to the depositary or holders who cannot complete the procedures for book-entry transfer before the expiration date must tender their Shares according to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

     Neither Granite Broadcasting nor its Board of Directors makes any recommendation to any stockholder as to whether to tender or refrain from tendering all or any Shares or as to the price or prices at which to tender. Holders of Shares must make their own decision as to whether to tender Shares and, if so, how may Shares to tender and at which prices.

     Any inquiries you may have with respect to the Offer should be addressed to the dealer manager, Jefferies & Company, Inc., or to the information agent, Mellon Investor Services LLC, at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

     Additional copies of the enclosed material may be obtained from Mellon Investor Services LLC by calling them at: (800) 684-8823.

                                                 Very truly yours,

                                                 JEFFERIES & COMPANY, INC.

Enclosures

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF GRANITE BROADCASTING, THE DEALER MANAGER, THE INFORMATION AGENT, OR THE DEPOSITARY OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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